Execution Copy

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED FEBRUARY 20 2004, BY AND BETWEEN PACIFIC BUSINESS FUNDING, A DIVISION OF GREATER BAY BANK, N.A. AND NEEDHAM & COMPANY, INC.

Southwall Technologies Inc.

SECURED CONVERTIBLE PROMISSORY NOTE

February 20, 2004 $[________]

FOR VALUE RECEIVED, Southwall Technologies Inc., a Delaware corporation (the "Company"), promises to pay to the order of [_______________], or its permitted assigns, transferees and successors as provided herein (the "Holder"), or as the Holder may direct in writing, at its offices located at [______________] or at such other location as the Holder may designate in writing, $[________], plus cash interest thereon from the date of this Convertible Promissory Note ("Note") at an annual interest rate equal to the lower of (i) 10 percent (10%) or (ii) the highest rate permitted by applicable law (the "Interest Rate") compounded daily. Interest will be computed on the basis of a year of 360 days for the actual number of days elapsed from the date of this Note. The number of days used to compute the interest will include the first day but exclude the last day during which any principal is outstanding.

    Amended and Restated Investment Agreement.
      This Note is one of several Convertible Promissory Notes (collectively, the "Notes") issued by the Company pursuant to the Amended and Restated Investment Agreement by and among the Company, Needham & Company, Inc. and the Convertible Notes Purchasers (as defined in the Investment Agreement) dated February 20, 2004 (the "Investment Agreement"). The Notes and the Company's obligations under the Notes are secured pursuant to the provisions of the Pledge Agreement made by the Company and Needham & Company, Inc., acting in its capacity as an agent for each of the Convertible Notes Purchasers.
    Principal and Interest Payments.
      Accrued interest will be payable annually on December 31, commencing from the date of this Note and continuing thereafter until the earlier of the date all principal and accrued interest is paid in full and the date this Note is converted in accordance with Section 4.
      The entire principal amount of this Note together with accrued and unpaid interest thereon will be due and payable on the earlier to occur of: (i) 45 days after a duly called and held meeting of the stockholders of the Company at which the stockholders of the Company fail to approve the Proposal (as defined in the Investment Agreement) and (ii) February 20, 2009 (the "Repayment Date") unless this Note has been previously converted in accordance with Section 4.
      The principal and interest on this Note will be payable in the lawful currency of the United States of America by wire transfer of immediately available funds and without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.
      All payments under this Note prior to demand or acceleration will be applied first, to any and all costs, expenses, or charges then owed by the Company to the Holder, second, to accrued and unpaid interest, and third, to the unpaid principal balance. All payments so received after demand or acceleration will be applied in such manner as the Holder may determine in its sole and absolute discretion.
      Whenever any payment on this Note is stated to be due on a day which is not a business day, the payment will be made on the next succeeding business day and the extension of time will be included in the computation of the payment of interest of this Note.
      This Note is subject to the express condition that at no time will the Company be obligated or required to pay interest at a rate which could subject the Company or the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If, by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note will be deemed to be immediately reduced to the maximum rate and interest payable under this Note will be computed at the maximum rate and the portion of all prior interest payments in excess of the maximum rate will be applied and will be deemed to have been payments in reduction of the principal balance of this Note.
    Prepayment.

    This Note may not be prepaid without the consent of the Holder.

    Conversion.
      Conversion Rate. The outstanding principal plus any accrued and unpaid interest ("Debt") will be convertible, in whole or in part, at the option of the Holder into shares of Series A Preferred Stock of the Company at a rate of one share of Series A Preferred Stock for each $1.00 of Debt converted. Upon the conversion of a majority of the aggregate principal outstanding under the Notes, the remaining Notes will automatically convert.
      Duties of the Holder Upon Conversion. In the event of conversion, the Holder will surrender this note for conversion at the principal office of the Company at the time of the conversion.
      Issuance of Stock on Conversion. This Note will be canceled upon conversion. As soon as practicable after conversion of this Note, the Company at its expense will issue in the name of and deliver to the Holder a certificate or certificates for the number of shares of securities to which the Holder is entitled on conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property to which the Holder is entitled upon conversion of this Note.
      Fractional Shares Upon Conversion. If a fraction of a share would result upon conversion of this Note pursuant to this Section 4, the Company will, in lieu of issuing a fractional share, pay in cash the amount of principal represented by the fractional share calculated on the basis of the Conversion Price, as defined in Section 5.
    Default; Acceleration.

    Upon the occurrence of an Event of Default (as defined in the Investment Agreement) under this Note the holders of a majority of the aggregate principal amount of the Notes may, at their option (i) by written notice to the Company, declare the entire unpaid principal balance of this Note and the other Notes, together with all accrued but unpaid interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to them under applicable law, including, without limitation, the right to collect from the Company all amounts due under this Note.

    Miscellaneous.
      Certain Covenants. In addition to any other rights provided by law, so long as any of the Notes remain issued and outstanding, the Company shall not, without first obtaining the affirmative vote or written consent of the Holders of a majority of the aggregate principal amount of the Notes:
        authorize or issue shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any series of Series A Preferred Stock;
        reclassify any shares of capital stock of the Company into shares having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of any series of Series A Preferred Stock;
        authorize or issue any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Company having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights, or voting rights, superior to or on a parity with any preference or priority of Series A Preferred Stock;
        declare or pay dividends on or make any distributions with respect to Common Stock;
        increase or decrease the authorized number of shares of Series A Preferred Stock;
        amend or repeal any provision of, or add any provision to, its certificate of incorporation or bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;
        increase the number of shares of Common Stock reserved for issuance under the Company's stock option plans, other than the annual increase currently provided in such plans and other than a further increase of not more than 500,000 shares under the Company's 1997 Stock Incentive Plan;
        engage in any transaction or series of related transactions constituting a Liquidation Event (as defined in the Company's Certificate of Designation, Preferences and Rights of Series A 10% Cumulative, Convertible Preferred Stock);
        do any act or thing which would result in taxation of the Holders under Section 305 of the Internal Revenue Code of 1986, as amended (the "Tax Code") (or any comparable provision of the Tax Code as hereafter from time to time amended); or
        make any material change to the Company's line of business.
      Waiver by the Company. The Company waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, and any payment under it, may be extended and any security may be accepted, released or substituted by the Holder from time without in any way affecting the liability of the Company.
      Waiver by the Holder and Amendment. No delay or omission by the Holder to exercise any right or remedy accruing upon any Event of Default shall (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature. Any provision of this Note may be waived only upon the express written consent of the Holder. Any provision of this Note may be amended or modified only upon the express written consent of the Company and the Holder.
      Restrictions on Transfer; Assignment. Neither party will assign this Note or any or its rights, duties or obligations under this Note without first obtaining the written consent of the other party, except that the Holder may assign its rights and obligations to any Affiliate (as defined in the Investment Agreement). This Note may only be transferred in compliance with applicable state and federal laws.
      Successors. All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, and administrators of the parties. As used in this Note, the Company includes any corporation, partnership, limited liability company or other entity that succeeds to or assumes the obligations of the Company under this Note. "Holder" means any person who is at the time the registered holder of this Note.
      Fees and Expenses; Costs of Collection. All expenses incurred in connection with the preparation and negotiation of this Note, including attorneys' fees, shall be paid by the party incurring such expenses. The Company agrees to reimburse the Holder for all out of pocket expenses of the Holder and, to the extent permitted by applicable law, all reasonable attorney fees and expenses incurred by the Holder in connection with the collection and enforcement of this Note. Such expenses include those related to, but not limited to: (i) the administration and enforcement of this Note; (ii) any waiver or amendment of any provision of this Note; (iii) the exercise or enforcement of any of the rights, powers, or remedies of the Holder under this Note at equity or at law, whether or not suit is filed; (iv) any workout, refinancing, restructuring, or reorganization of the Company, including reasonable attorney's fees incurred by the Holder pursuant to proceedings arising under the Bankruptcy Code or any other applicable federal or state law; and (v) disbursements, appraiser's fees and court costs in the event collection procedures are commenced by the Holder.
      Rights and Remedies Cumulative. The rights and remedies of the Holder under this Note and the Investment Agreement and as may otherwise be available at law or in equity are cumulative and concurrent and at the sole discretion of the Holder may be pursued singly, successively or together and exercised as often as the Holder desires.
      Governing Law; Venue. The provisions of Section 7.10 of the Investment Agreement shall apply hereto and are incorporated by reference herein.
      TRIAL BY JURY. THE COMPANY HEREBY WAIVES AND AGREES THAT THE COMPANY WILL NOT ASSERT IN ANY CAPACITY ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS NOTE, WHETHER FOUNDED IN CONTRACT, TORT OR OTHERWISE.
      Notices. The provisions of Section 7.5 of the Investment Agreement shall apply hereto and are incorporated by reference herein.
      Lost or Stolen Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note and, in the case of loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of this Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.
      Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.
      Severability. If one or more provisions of this Note are held unenforceable under applicable law, the unenforceable provision will be excluded from this Note and the balance of this Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. The parties to this Note agree to replace any void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision.
      Heading; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections of this Note.
      Entire Agreement. This instrument and the Investment Agreement represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Note by their duly authorized officers as of the date and year first written above.

Southwall Technologies Inc.

A Delaware corporation

By: _________________________________

Thomas G. Hood,
Chief Executive Officer

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